Exhibit 99.1

                             Investors May Contact:
Ryan Marsh
VP & Treasurer
(770) 418-8211
ir@asburyauto.com

Reporters May Contact:
Katherine Mason
Porter Novelli
(404) 995-4516
katherine.mason@porternovelli.com

Asbury Automotive Group Announces Transactions

Acquires five franchises (Jaguar, Lexus, Porsche, Toyota, and Volvo) in Greenville, South Carolina

Enters into an agreement to sell its heavy truck business

Receives Board authorization to repurchase up to $25 million of common stock

Duluth, GA, December 2, 2010 - Asbury Automotive Group, Inc. (NYSE: ABG), one of the largest automotive retail and service companies in the U.S., today announced the closing of its acquisition of Greenville Automotive Group, which consists of Lexus, Toyota, Jaguar, Porsche, and Volvo brands operating in Greenville, South Carolina. Estimated annualized revenues related to the Greenville acquisition are approximately $125 million. Commenting on the completion of the transaction, Charles R. Oglesby,

Asbury's President and CEO, stated, “We are extremely pleased to expand our presence in Greenville, a strong market within our existing geographic footprint. The group fits within our strict acquisition criteria with respect to attractive brands, geographic location, and valuation.”

Additionally, Asbury announced today that it has entered into an agreement to sell its heavy truck business, Nalley Motor Trucks, to Rush Enterprises, Inc. (NASDAQ: RUSHA and RUSHB). The sale is subject to customary closing conditions, including manufacturer approvals, and is expected to close in the first quarter of 2011. As a result of the acquisition and divestiture, Asbury anticipates an increase in annualized pre-tax income from continuing operations of approximately two million dollars.

Craig T. Monaghan, Asbury's Senior Vice President and Chief Financial Officer, commented, “The sale of our heavy truck business represents a strategic decision to exit a non-core business while redeploying capital into our core automotive retailing business with greater returns.”
Finally, Asbury announced today that its Board of Directors has authorized the repurchase of up to $25 million of the Company's common stock. The Company's recent refinancing activities have enabled Asbury once again to return capital to shareholders. The Company ended the third quarter of 2010 with over $79 million in cash and cash available under floor plan offset accounts.
Mr. Oglesby concluded, "We continue to seek a balanced approach towards investing the Company's capital. The announcements we have made today reinforce our goal of optimizing our operating portfolio in addition to returning capital to our shareholders. Going forward, we will also look for opportunities to reduce our leverage and operating leases.”
About Asbury Automotive Group

Asbury Automotive Group, Inc. (“Asbury”), headquartered in Duluth, Georgia, a suburb of Atlanta, is one of the largest automobile retailers in the U.S. Built through a combination of organic growth and a series of strategic acquisitions, Asbury currently operates 84 retail auto stores, encompassing 114 franchises for the sale and servicing of 37 different brands of American, European and Asian automobiles. Asbury offers customers an extensive range of automotive products and services, including new and used vehicle sales and related financing and insurance, vehicle maintenance and repair services, replacement parts and service contracts.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements other than historical fact, and may include statements relating to pending acquisitions and divestitures, goals, plans, market conditions and projections regarding Asbury's financial position, liquidity, results of operations, market position and dealership portfolio, the benefits of its business strategies and the expected sources of funds for conducting repurchases of its equity or debt securities. These statements are based on management's current expectations and beliefs and involve significant risks and uncertainties that may cause results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, Asbury's ability to consummate any acquisitions or divestiture transactions, successfully integrate any businesses it may acquire, market factors, Asbury's relationships with, and the financial stability of, vehicle manufacturers and other suppliers, risks associated with Asbury's indebtedness (including available borrowing capacity and compliance with its financial covenants), Asbury's relationships with, and the financial stability of, its lenders and lessors, risks related to competition in the automotive retail and service industries, general economic conditions both nationally and locally, governmental regulations, legislation and Asbury's ability to execute its IT initiatives and other operational strategies, Asbury's ability to leverage gains from its dealership portfolio, Asbury's ability to capitalize on opportunities to repurchase its debt or equity securities or purchase properties that it currently leases, and Asbury's ability to stay within its targeted range for capital expenditures. There can be no guarantees that Asbury's plans for future operations will be successfully implemented or that they will prove to be commercially successful.

These and other risk factors that could cause actual results to differ materially from those expressed or implied in our forward-looking statements are and will be discussed in Asbury's filings with the Securities and Exchange Commission from time to time, including its most recent annual report on Form 10-K and any subsequently filed quarterly reports on Form 10-Q. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.